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                                                                   Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement No. 333-45481 of Yurie Systems, Inc. on Form S-3 of our report dated March 7, 1997 on the financial statements and also to the use in this Registration Statement of our report dated January 30, 1998 on the supplemental consolidated financial statements appearing in the Prospectus, which is part of the Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.




Washington, D.C.
March 2, 1998